UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 31, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



       Delaware                         0-26224                    51-0317849
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On August 1, 2006, the Company's Board of Directors approved the Integra LifeSciences Holdings Corporation Management Incentive Compensation Plan (the "Plan"). The purpose of the Plan is to enhance the ability of the Company to offer incentive compensation to employees at certain grade levels ("key associates") by rewarding the achievement of corporate goals and specifically measured individual goals which are consistent with and support the overall corporate goals of the Company. The Company's executive officers with the title of "Senior Vice President" are included among the key associates.

The Plan will be administered by the head of the Company's human resources department, subject to oversight by the Compensation Committee. The administrator shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select key associates to participate in the Plan, to determine the percentage of base salary that each key associate is eligible to receive (the "Target Award Percentage") if the targeted level of performance was achieved for the performance goals during the performance period, to approve all of the awards, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. With respect to executive officers of the Company, the Compensation Committee shall have final decision-making authority. The Company's Chief Executive Officer, other than with respect to himself, also has the powers of the administrator and of the Compensation Committee with respect to selecting key associates in the Plan and determining each key associate's Target Award Percentage.

Prior to the beginning of a performance period, the administrator (or, as appropriate, the Compensation Committee) shall determine the employees who shall be key associates during that performance period and determine each key associate's Target Award Percentage and Performance Goal or Goals (and how they are weighted, if applicable) for that performance period. "Performance Goals" for any performance period shall mean the performance goals of the Company and/or the key associate's employer, as specified by the administrator in consultation with the Company's executive committee, based on the achievement of corporate EBITDA targets relating to the Company and/or the key associate's employer's operating plan and global sales. In addition, performance goals for a performance period will relate to the individual key associate's attainment of performance goals that are specified for such key associate. The Performance Goals may be weighted as to corporate and individual goals for each key associate, as determined at the beginning of the performance period. The Plan provides for specified Target Award Percentages to be used in the event no Target Award Percentage is established prior to the performance period.

A key associate will earn an award for a performance period based on the level of achievement of the Performance Goals established for that period. The amount of the award may be increased as much as 50% above the target award based on the extent to which the level of achievement of the Performance Goals exceeds the target level for that Performance Period (to a maximum of 120% of the Target Performance Goals), as specified at the time the Performance Goals are set for that performance period. An award may also be reduced below the target award to the extent the level of achievement of the Performance Goals is below target, but at or above the minimum level for that performance period, at the time the Performance Goals are established. A key associate will receive no award if the level of achievement of all Performance Goals is below the minimum required to earn an award for the applicable performance period (i.e., 90% of the Target Performance Goals), as specified at the time the Performance Goals are established.

Subject to certain exceptions, payment of the awards shall be made as soon as administratively practicable following the close of such performance period, but in no event later than March 15 of the calendar year following the performance period; provided, however, that such payment may be delayed past March 15 of such calendar year if the Compensation Committee determines that, as a result of

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unforeseen circumstances beyond the Company's control, it is administratively impracticable to make the payment by such date or that making the payment by such date would jeopardize the solvency of the Company, then the payment will be made as soon as administratively practicable after March 15.

The Company's Board of Directors or its Compensation Committee may amend and/or terminate the Plan at any time.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 31, 2006, the Company borrowed $34 million under its senior secured revolving credit facility to partially fund the acquisition of Kinetikos Medical, Inc. discussed below. As a result of this borrowing, the Company has $100 million of outstanding borrowings under its credit facility as of the date of this filing.

The outstanding borrowings have one-month interest periods. The weighted average interest rate of the outstanding borrowings is 6.51%.

The credit facility requires the Company to maintain various financial covenants, including leverage ratios, a minimum fixed charge coverage ratio and a minimum liquidity ratio. The credit facility also contains customary affirmative and negative covenants, including those that limit the Company's and its subsidiaries' ability to incur additional debt, incur liens, make investments, enter into mergers and acquisitions, liquidate or dissolve, sell or dispose of assets, repurchase stock and pay dividends, engage in transactions with affiliates, engage in certain lines of business and enter into sale and leaseback transactions.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) On August 1, 2006, the Company appointed Neal Moszkowski, age 40, as a director of the Company and to the Compensation Committee of the Company's Board of Directors. The press release issued by the Company announcing this appointment is attached as Exhibit 99.1 to this report.

Mr. Moszkowski serves as the Co-Chief Executive Officer of TowerBrook Capital Partners, LP, a private equity investment company with more than $2.5 billion under management. Prior to joining TowerBrook, Mr. Moszkowski was Managing Director and Co-Head of Soros Private Equity, the private equity investment business of Soros Fund Management LLC, where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co. and affiliates, where he served as Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski also currently serves as a director of Wellcare Health Plans, Inc., Bluefly, Inc., Spheris, Inc. and JetBlue Airways Corporation.

Mr. Moszkowski was a director of the Company from March 1999 to May 2005.


ITEM 8.01.  OTHER EVENTS.

MODIFICATION OF EXCHANGE OFFER FOR 2 1/2% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2008

On July 31, 2006, the Company announced that it modified its offer in which holders of its outstanding 2 1/2% Contingent Convertible Subordinated Notes due 2008 may exchange these notes for new 2 1/2% Contingent Convertible Subordinated Notes due 2008.

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A copy of this press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

ACQUISITION OF KINETIKOS MEDICAL, INC.

On July 31, 2006, Integra LifeSciences Corporation, a wholly owned subsidiary of the Company, acquired Kinetikos Medical, Inc. ("KMI") for approximately $40 million in cash, subject to certain adjustments, including future payments based on the performance of the KMI business after the acquisition.

A copy of the press release issued by the Company announcing the closing of the transaction is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

99.1             Press release issued August 1, 2006

99.2             Press release issued July 31, 2006

99.3             Press release issued August 2, 2006



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

      Date: August 4, 2006                 By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer







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                                 Exhibit Index


Exhibit Number   Description of Exhibit
--------------   ---------------------------

99.1             Press release issued August 1, 2006

99.2             Press release issued July 31, 2006

99.3             Press release issued August 2, 2006